EXHIBIT 10.10
                                                                   -------------



                             WILMAR INDUSTRIES, INC.

                             2000 STOCK OPTION PLAN

                        INCENTIVE STOCK OPTION AGREEMENT
                        --------------------------------

         THIS OPTION AGREEMENT (the "Agreement"), dated as of May 16, 2000, is made by and between Wilmar Industries, Inc., a New Jersey corporation (the "Company"), and Michael J. Grebe (the "Optionee").

         WHEREAS, the Company has adopted the Company's 2000 Stock Option Plan (the "Plan"), pursuant to which options may be granted to purchase shares of the Company's Common Stock;

         WHEREAS, the Company desires to grant to the Optionee an Incentive Stock Option to purchase the number of shares of the Company's Common Stock provided for herein;

         NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

         1.       GRANT OF OPTION.

                  (a) The Company hereby grants to the Optionee options (the "Options") to purchase 24,850 shares of Common Stock (such shares, the "Option Shares") on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Options are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Options shall be subject to the terms of the Wilmar Industries, Inc. Shareholders Agreement, dated the date hereof (the "Shareholders Agreement").

                           The Company cannot guarantee that the special tax
treatment described in Section 422 of the Code will apply. For example, if the Optionee sells the Option Shares acquired pursuant to the exercise of the Options either within two years after the date of this Agreement or within one year after the date the Options (or any part thereof) are exercised, this special tax treatment will not apply.

                           If the Options (or any part thereof) do not qualify
for Incentive Stock Option treatment for any reason, then, to the extent of such nonqualification, the Options (or such portion thereof) shall be treated as Nonqualified Stock Options granted under the Plan, provided that the Options (or such portion thereof) otherwise satisfy the terms and conditions of the Plan generally relating to Nonqualified Stock Options.

                  (b) INCORPORATION BY REFERENCE, ETC. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the


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Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Optionee and his legal representative in respect of any questions arising under the Plan or this Agreement.

         2.       TERMS AND CONDITIONS.

                  (a) PURCHASE PRICE. The price at which the Optionee shall be entitled to purchase shares of Common Stock upon the exercise of all or any portion of the Options shall be as set forth below:

EXERCISE PRICE                              NUMBER OF OPTIONS
--------------                              -----------------
$5.00 per share                             8,284
$15.00 per share                            8,283
$61.00 per share                            8,283

                  (b) EXPIRATION DATE. Unless earlier terminated pursuant to Section 2(e) hereof, the Options shall expire at 11:59 p.m. Eastern Standard Time on the tenth anniversary of the date of this Agreement.

                  (c)      Exercisability of Option.

                           (i) GENERAL. Except as may otherwise be provided herein, the Options shall vest and become exercisable as to twenty percent (20%) of the Option Shares on each of the first through fifth anniversaries of the date hereof; PROVIDED that, the portion of the Options which becomes so exercisable on each such anniversary shall be in three equal parts at each of the exercise prices set out in Section 2(a) above.

                           (ii) EXERCISABILITY UPON A CHANGE IN CONTROL. Except as may otherwise be provided herein, the Options shall become fully exercisable upon a Change in Control.

                  (d) METHOD OF EXERCISE. The Options may be exercised only by written notice in the form attached hereto (or a successor form provided by the Committee) delivered in person or by mail in accordance with Section 3(a) hereof and accompanied by payment therefor and an executed copy of the Shareholders Agreement. The purchase price of the shares of Common Stock shall be paid to the Company (i) by certified check, (ii) following an Initial Offering, by a "cashless exercise" procedure in the manner approved by the Committee, or (iii) by any other method approved by the Committee in writing. If requested by the Committee, the Optionee shall deliver this Agreement evidencing the Options to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee.

                  (e) EXERCISE UPON DEATH OR TERMINATION OF EMPLOYMENT. In the event that the Optionee's employment with the Company is terminated for any reason, the Options, to the extent not then exercisable, shall terminate immediately. In the event that the Optionee's employment with the Company is terminated, the Options, to the extent then exercisable, shall terminate as follows:

                           (i) In the event of the termination of the Optionee's employment (a) due to his death or (b) due to his "Disability," the Options shall


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         be exercisable for a period of one year following such termination of employment, and shall thereafter terminate. For purposes of this Agreement "Disability" shall have the meaning set forth in any existing employment, consulting or other agreement between the Optionee and the Company, or in the absence of such an agreement, the Optionee's inability for an aggregate of six months in any twelve consecutive month period to perform his duties due to the Optionee's physical or mental incapacity, as reasonably determined by the Committee;

                           (ii) In the event of the termination of the Optionee's employment by the Company for "Cause," the Options (whether or not exercisable) shall terminate on the date of the Optionee's termination of employment. For purposes of this Agreement "Cause" shall have the meaning set forth in any existing employment, consulting or other agreement between the Optionee and the Company, or in the absence of such an agreement, (a) the Optionee's continued failure substantially to perform his duties (other than as a result of total or partial incapacity due to physical or mental illness) following written notice by the Company to the Optionee of such failure, (b) dishonesty in the performance of Optionee's duties, (c) an act or acts on Optionee's part constituting a felony, or a crime involving moral turpitude, under the laws of the United States or any state thereof,
         (d) insubordination or failure to follow the lawful instructions of a direct superior or (e) any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, in each case (a) -
         (e) as determined by the Committee; and

                           (iii) In the event of the termination of the Optionee's employment by the Company without Cause or by the Optionee with Good Reason (but only if the Optionee has an existing agreement with the Company that provides for and defines "Good Reason"), the Options shall be exercisable for a period of sixty (60) days following such termination of employment and shall thereafter terminate.

                           (iv) If the Optionee terminates his employment without Good Reason or, if Good Reason does not apply consistent with the provisions of clause (iii) of this section 2(e), for any reason, the Options shall be exercisable for a period of thirty (30) days following such termination of employment and shall thereafter terminate.

                  (f) NONTRANSFERABILITY. The Options shall not be transferable by the Optionee other than by will or the laws of descent and distribution.

                  (g) RIGHTS AS STOCKHOLDER. The Optionee shall not be deemed for any purpose to be the owner of any shares of Common Stock subject to the Options unless, until and to the extent that (i) the Options shall have been exercised pursuant to their terms, (ii) the Optionee shall have executed a Shareholders' Agreement in the form attached hereto, (iii) the Company shall have issued and delivered to the Optionee the Option Shares, and (iii) the Optionee's name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company.


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                                                                               4

                  (h) WITHHOLDING TAXES. Prior to the delivery of a certificate or certificates representing the Option Shares, the Optionee must pay in the form of a certified check to the Company any such additional amount as the Company determines that it is required to withhold under applicable federal, state or local tax laws in respect of the exercise or the transfer of Option Shares; provided that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in
Section 7(d) of the Plan.

         3.       MISCELLANEOUS.

                  (a) NOTICES. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to Optionee's address appearing on the books of the Company or to Optionee's residence or to such other address as may be designated in writing by the Optionee.

                  (b) DISQUALIFYING DISPOSITION. The Optionee agrees and covenants that if he disposes of any Option Shares in a "disqualifying disposition," as described in Section 422 of the Code, he will immediately contact the Company to inform it of such event.

                  (c) NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company, which are hereby expressly reserved, to remove, terminate or discharge the Optionee at any time for any reason whatsoever, with or without cause.

                  (d) BOUND BY PLAN. By signing this Agreement, the Optionee acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

                  (e) SUCCESSORS. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.

                  (f) INVALID PROVISION. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

                  (g) MODIFICATIONS. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

                  (h) ENTIRE AGREEMENT. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.


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                  (i)      GOVERNING LAW. This Agreement and the rights of the
Optionee hereunder shall be construed and determined in accordance with the laws of the State of New Jersey.

                  (j) HEADINGS. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

                  (k) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the sixteenth day of May, 2000.


                                          WILMAR INDUSRIES, INC.


                                          By: /s/ William S. Green
                                              ----------------------------------
                                              William S. Green
                                              Chairman of the Board of Directors



                               Signature: /s/ Michael J. Grebe
                                          ---------------------------
                            Printed Name: Michael J. Grebe
                                          ---------------------------
                                 Address: 303 Harper Drive
                                          ---------------------------
                                          Moorestown, NJ 08057
                                          ---------------------------


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                                                                               7


                            NOTICE OF OPTION EXERCISE

                     PURSUANT TO THE WILMAR INDUSTRIES, INC.
                             2000 STOCK OPTION PLAN
                             ----------------------

To exercise your option to purchase shares of Wilmar Industries, Inc. Common Stock ("Shares"), please fill out this form and execute the attached Shareholders' Agreement and return them to the Corporate Secretary of Wilmar Industries, Inc., together with a certified check in the amount of the exercise price due, which is the product of the number of Shares with respect to which you are exercising your purchase option and the per share exercise price of $______. You are not required to exercise your option with respect to all Shares thereunder. However, the minimum number of Shares with respect to which you may exercise your option is 100 Shares, or the total remaining number of Shares subject to your option, if less. You also must include a certified check in the amount of required payroll taxes and income tax withholding due in connection with your exercise, unless the Committee administering the Stock Option Plan specifically provides for this obligation to be satisfied in a different manner.

I hereby exercise my right to purchase ____ Shares under the stock option granted to me pursuant to the Incentive Stock Option Agreement between myself and Wilmar Industries, Inc., dated as of ___________, 2000 (the "Option Agreement"). The Shares being purchased hereunder are exercisable in accordance with the terms of my Option Agreement. Enclosed is one or more certified checks for the exercise price of $_______ and the required withholding of $_______. (Please contact the office of the Chief Executive Officer of the Company to determine the amount of required withholding.) I also have signed and enclose the Shareholders' Agreement which was attached to my Nonqualified Stock Option Agreement, and understand that this exercise is not effective unless the executed Shareholders' Agreement is attached.

                                  Signature: _______________________

                               Printed Name: _______________________

                     Social Security Number:

                                       Date: _______________________